UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Entertainment Properties Trust
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	43-1790877 (I.R.S. Employer Identification No.)

30 West Pershing Road, Suite 201 Kansas City, Missouri (Address of principal executive office)	64108 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered
9.00% Series E Cumulative Convertible Preferred Shares, Par Value $0.01 Per Share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:      No. 333-140978      (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None.

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the 9.00% Series E Cumulative Convertible Preferred Shares, par value $0.01 per share, of Entertainment Properties Trust, a Maryland real estate investment trust (the “Company”), is contained under the caption “Description of the Series E preferred shares” in the Company’s prospectus supplement dated March 27, 2008, and under the captions “Description of Shares of Beneficial Interest” and “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” in the Company’s prospectus dated February 27, 2007, each as filed with the Securities and Exchange Commission under Rule 424(b) on March 28, 2008, as updated on March 31, 2008, as a form of prospectus used after the effectiveness of the Company’s Registration Statement on Form S-3 (File No. 333-140978), filed with the Securities and Exchange Commission on February 28, 2007, covering the offer and sale of shares of the class of securities to be registered hereby which descriptions are incorporated herein by reference. The exhibits to this registration statement are listed in Item 2 and are incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Declaration of Trust of the Company, attached as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed June 7, 1999 (incorporated herein by reference).

3.2	Amendment to Amended and Restated Declaration of Trust of the Company, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed January 11, 2005 (incorporated herein by reference).

3.3	Amendment to Amended and Restated Declaration of Trust of the Company, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed December 21, 2006 (incorporated herein by reference).

3.4	Amendment to Amended and Restated Declaration of Trust of the Company, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed May 4, 2007 (incorporated herein by reference).

3.5	Articles Supplementary for 7.75% Series B Cumulative Redeemable Preferred Shares, attached as Exhibit 4.6 to the Company’s Current Report on Form 8-K, filed January 14, 2005 (incorporated herein by reference).

3.6	Articles Supplementary for 5.75% Series C Cumulative Convertible Preferred Shares, attached as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed December 21, 2006 (incorporated herein by reference).

3.7	Articles Supplementary for 7.375% Series D Cumulative Redeemable Preferred Shares, attached as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed May 4, 2007 (incorporated herein by reference).

3.8	Articles Supplementary for 9.00% Series E Cumulative Convertible Preferred Shares, attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed April 1, 2008 (incorporated herein by reference).

3.9	Bylaws of the Company, attached as Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed June 7, 1999 (incorporated herein by reference).

4.1	Form of share certificate for common shares of beneficial interest of the Company, attached as Exhibit 4.5 to the Company’s Registration Statement on Form S-11, as amended, filed October 28, 1997 (incorporated herein by reference).

4.2	Form of 7.75% Series B Cumulative Redeemable Preferred Share Certificate, attached as Exhibit 4.7 to the Company’s Registration Statement on Form 8-A, filed January 12, 2005 (incorporated herein by reference).

4.3	Form of 5.75% Series C Cumulative Convertible Preferred Share Certificate, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed December 21, 2006 (incorporated herein by reference).

4.4	Form of 7.375% Series D Cumulative Redeemable Preferred Share Certificate, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed May 4, 2007 (incorporated herein by reference).

4.5	Form of 9.00% Series E Cumulative Convertible Preferred Share Certificate, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed April 1, 2008 (incorporated herein by reference).

4.6	Form of Agreement Regarding Ownership Limit Waiver, by and between the Company and Cohen & Steers Capital Management, Inc., attached as Exhibit 4.7 to the Company’s Current Report on Form 8-K, filed January 19, 2005 (and incorporated herein by reference).

4.7	Agreement Regarding Ownership Limit Waiver, dated May 4, 2007, by and between the Company and ING Clarion Real Estate Securities L.P., attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed May 14, 2007 (and incorporated herein by reference).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENTERTAINMENT PROPERTIES TRUST
By:	/s/ Mark A. Peterson
Mark A. Peterson
Vice President, Chief Financial Officer and Treasurer

Date: April 1, 2008